UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
     On August 10, 2005, a subsidiary of Polaris Industries Inc. (the “Company”) terminated its revolving program agreement (the “Prior Revolving Program Agreement”) with HSBC Bank Nevada, National Association, formerly known as Household Bank (SB), N.A. (“HSBC”) and entered into a new revolving program agreement (the “New Revolving Program Agreement”) under which HSBC will continue managing the Polaris private label credit card program under the StarCard label. The Prior Revolving Program Agreement, which was dated as of October 15, 2001, would have terminated by its terms on October 15, 2006. No penalties or other payments were incurred in connection with the early termination of the Prior Revolving Program Agreement.
     The receivable portfolio under the Prior Revolving Program Agreement was owned and managed by HSBC and was funded 85 percent by HSBC and its affiliates and 15 percent by a retail credit cash deposit shared equally between the two parties. The amount financed by consumers under this arrangement, net of loss reserves, at June 30, 2005 was approximately $685,000,000. The Prior Revolving Program Agreement provided that all income and losses of the retail credit portfolio were shared 50 percent by Polaris and 50 percent by HSBC. Under the terms of the Prior Revolving Program Agreement, either party had the right to terminate the agreement if profitability of the portfolio fell below certain minimum levels. The Company’s financial exposure under the agreement was limited to its deposit plus an aggregate amount of not more than $15,000,000.
     The terms of the New Revolving Program Agreement, executed on August 10, 2005, became effective as of August 1, 2005. The New Revolving Program Agreement provides for income to be paid to Polaris based on a percentage of the volume of retail credit business generated. The New Revolving Program Agreement removes all credit and funding risk to Polaris immediately and also eliminates the need for Polaris to maintain a retail credit cash deposit with HSBC, which was $49.8 million at June 30, 2005.
     The foregoing description of the terms of the New Revolving Program Agreement is qualified in its entirety by reference to the New Revolving Program Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.u.
Item 1.02    Termination of a Material Definitive Agreement.
     The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
     On August 12, 2005, the Company issued a news release announcing that it had entered into a new multi-year agreement with HSBC, as described in Item 1.01 above. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     This information is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits.

10.u	Revolving Program Agreement between HSBC Bank Nevada, National Association, formerly known as Household Bank (SB), N.A. and Polaris Sales Inc. dated August 10, 2005.

99.1	News Release dated August 12, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: August 12, 2005

POLARIS INDUSTRIES INC.
/s/Michael W. Malone
Michael W. Malone
Vice President -- Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit No.	Description

10.u	Revolving Program Agreement between HSBC Bank Nevada, National Association, formerly known as Household Bank (SB), N.A. and Polaris Sales Inc. dated August 10, 2005.

99.1	News Release dated August 12, 2005

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